Exhibit 10.2
AMENDED AND RESTATED HAMILTON LANE INCORPORATED
2017 EQUITY INCENTIVE PLAN

Restricted Stock Award Agreement

This Restricted Stock Award Agreement (this “Agreement”) is entered into as of the Grant Date (as defined below), by and between the Grantee (as defined below) and Hamilton Lane Incorporated (the “Company”). Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan (as defined below).
WITNESSETH THAT:

    WHEREAS, the Company maintains the Amended and Restated Hamilton Lane Incorporated 2017 Equity Incentive Plan (the “Plan”), which is incorporated into and forms a part of this Agreement; and

    WHEREAS, the Grantee has been selected by the committee administering the Plan (the “Committee”) to receive a Restricted Stock Award under the Plan.

    NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee as follows:

1.Award. Subject to the terms of this Agreement and the Plan, the Grantee is hereby granted the Restricted Stock as described in Section 2.

2.Terms of Award.

(a)    The “Grantee” is _______________.

(b)The “Grant Date” is _______________.

(c)The number of Class A common shares of the Company (“Common Shares”) granted under this Agreement is _______ (the “Restricted Stock”).

3.Vesting Schedule.

(a)Except as otherwise provided herein, the Restricted Stock that has not been previously forfeited shall become vested according to the following schedule:

Shares of Restricted Stock Becoming Vested	Vesting Date

(b)The Grantee’s right to vest in this Award is conditioned upon the Grantee’s continuous employment with the Company or any Company Affiliate. If the Grantee incurs a Termination of Service, the Grantee’s rights with respect to the Award shall be affected as follows:
(i)If the Grantee’s Termination of Service occurs by reason of the Grantee’s death or Disability, 100% of the unvested Restricted Stock shall vest as of the date of such termination.
(ii)Except as otherwise provided in Section 3(b)(i) above, if the Grantee experiences a Termination of Service for any reason, any Restricted Stock granted to the Grantee that is not fully vested as of the date of Termination of Service shall be forfeited at the time of such termination.

(iii)If the Grantee experiences a Termination of Service for Cause, any Restricted Stock granted to the Grantee shall be forfeited at the time of such termination (or, if earlier, at the time that the Company or Company Affiliate provides written notice of its intention to effect a Termination of Service), and the Committee may require that the Grantee disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock for a period of up to twenty-four months prior to the Grantee’s Termination of Service for Cause.

(c)    Subject to Section 12(d) and Section 13 of the Plan, upon the occurrence of a Change in Control, 100% of the unvested Restricted Stock shall vest as of the date of the Change in Control.

4.Legend on Stock Certificates. The Company may require that certificates for Common Shares distributed to the Grantee pursuant to this Agreement bear any legend that counsel to the Company believes is necessary or desirable to facilitate compliance with applicable securities laws. The Company shall not be obligated to transfer any stock to the Grantee free of the restrictive legend described in this Section 4 or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

5.Transferability. The Grantee shall not transfer or assign, in whole or in part, Restricted Stock subject to this Agreement in which the Grantee is not vested, other than (a) by will or by the laws of descent and distribution, or (b) by designation, in a manner established by the Company, of a beneficiary or beneficiaries to exercise the rights of the Grantee and to receive any property distributable with respect to this Agreement upon the death of the Grantee upon satisfaction of the vesting conditions described in Section 3 above.

6.Withholding. Any tax consequences arising from the grant of this Award shall be borne solely by the Grantee. The Company and/or the Company Affiliates shall withhold taxes according to requirements under the applicable laws, rules and regulations, including withholding taxes at source. The Grantee will not be entitled to receive from the Company any Common Shares hereunder prior to the full payment of the Grantee’s tax liabilities relating to this Award. The Committee may, in its discretion, permit the Grantee to elect, subject to such conditions as the Committee shall impose, (a) to have Common Shares otherwise issuable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired Common Shares (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of vesting not in excess of the amount required to satisfy the withholding tax obligations.

7.Compliance with Applicable Law. Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue any shares of Restricted Stock under this Agreement if such issuance would violate any applicable law or any applicable regulation or requirement of any securities exchange or similar entity.

8.Administration. The authority to manage and control the operation and administration of this Agreement shall be vested in the Committee, and the Committee shall have all powers with respect to this Agreement as it has with respect to the Plan. Any interpretation of the Agreement by the Committee and any decision made by it with respect to the Agreement is final and binding on all parties. Any inconsistency between this Agreement and the Plan shall be resolved in favor of the Plan.

9.Not an Employment Contract. This Award will not confer on the Grantee any right with respect to the continuance of employment or other service to the Company or any Company Affiliate, nor will it interfere in any way with any right the Company or any Company Affiliate would otherwise have to terminate or modify the terms of such Grantee’s employment or other service at any time.

10.Restrictive Covenants. In consideration of the Restricted Stock, the Grantee agrees and covenants as follows:

(a)Confidentiality. The Grantee shall never engage in the form of Competition described in Section 1(b)(13)(E) of the Plan while employed by, or providing services to, the Company or any Company Affiliate or at any time after the Grantee’s Termination of Service (for any reason). Notwithstanding Section 1(b)(13)(E) of the Plan or anything in this Agreement to the contrary, nothing shall prohibit or restrict the Grantee from lawfully (i) initiating communications directly with, cooperating with, providing information to, filing a charge with, causing information to be provided to, or otherwise assisting in an investigation by any governmental or regulatory agency, entity, or official(s), including but not limited to the Securities and Exchange Commission, the U.S. Equal Employment Opportunity Commission, and the National Labor Relations Board (collectively, “Governmental Authorities”) regarding a possible violation of any law; (ii) responding to any inquiry or legal process from any such Governmental Authorities; (iii) testifying, participating or otherwise assisting in an action or proceeding by any such Governmental Authorities relating to a possible violation of law; or (iv) making any other disclosures that are protected under the whistleblower provisions of any applicable law, rule or regulation.

Additionally, pursuant to the federal Defend Trade Secrets Act of 2016, the Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If the Grantee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Grantee may disclose the confidential information to his or her attorney and use the confidential information in the court proceeding, if the Grantee files any document containing the confidential information under seal, and does not disclose the confidential information, except pursuant to court order. Nothing herein prevents the Grantee from discussing or disclosing (x) information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Grantee has reason to believe is unlawful, or (y) terms and conditions of employment or otherwise exercising any rights the Grantee has under Section 7 of the National Labor Relations Act.

(b)Non-Competition. The Grantee acknowledges and, to the extent permitted by applicable law, agrees to comply with Section 16 of the Plan. For the avoidance of doubt, Section 16(a) of the Plan shall not apply to the Grantee to the extent that it will subject the Company or any Company Affiliate to any penalties.

11.Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Grantee, at the Grantee’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.

12.Amendment. This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement of the Grantee and the Company without the consent of any other person.

13.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

14.Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company and the Grantee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the transfer restrictions set forth in this Agreement and the Plan.

15.Applicable Law. This Agreement shall be construed in accordance with the laws of Delaware (without reference to principles of conflict of laws).

16.Clawback Policy. Notwithstanding any other provision of this Agreement, this Award will be subject to any compensation recovery or clawback policy the Company adopts, including any policy required to comply with applicable law or listing standards, as such policy may be amended from time to time in the Company’s sole discretion.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Stock Award Agreement on ___________________, ____.

HAMILTON LANE INCORPORATED

By:
Name:
Title:

Grantee

Address:

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